Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” for the Janus Unconstrained Bond Fund (one of the funds constituting Janus Investment Fund) in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
May 23, 2014